Exhibit 99.1

NEWS BULLETIN
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Old Republic International Corporation
307 North Michigan Avenue, Chicago, IL 60601-5382 312/346-8100
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For Further Information:

AT OLD REPUBLIC:                        AT FINANCIAL RELATIONS BOARD:
A.C. Zucaro                             George Zagoudis
Chairman & CEO                          General Information
(312) 346-8100                          (312) 640-6663
                                        gzagoudis@financialrelationsboard.com

AT FINANCIAL RELATIONS BOARD:           AT FINANCIAL RELATIONS BOARD:
Leslie Loyet                            Tim Grace
Analysts/Investors                      Media Inquiries
(312) 640-6672                          (312) 640-6667
lloyet@financialrelationsboard.com      tgrace@financialrelationsboard.com
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FOR IMMEDIATE RELEASE                                                 ORI:NYSE
THURSDAY, MARCH 31, 2005


                     OLD REPUBLIC INTERNATIONAL CORPORATION
                            FILES FORM 10-K WITH SEC


CHICAGO, March 31, 2005 - Old Republic International Corporation (NYSE: ORI) today announced that it has filed its final Form 10-K annual report with the Securities and Exchange Commission. This report is identical to the preliminary version filed on March 15, 2005, except that it now includes the requisite Report of Independent Registered Public Accounting Firm (Item 8), Management's Report on Internal Control over Financial Reporting, and several required exhibits.

About Old Republic

Chicago-based Old Republic International Corporation is an insurance holding company whose subsidiaries market, underwrite and provide risk management services for a wide variety of coverages in the property and liability, mortgage guaranty, and title insurance fields. One of the nation's 50 largest publicly owned insurance organizations, Old Republic has assets of approximately $10.6 billion and shareholders' equity of $3.87 billion. Its current stock market valuation is approximately $4.30 billion.


For the latest news  releases  and other  corporate  documents  on Old  Republic
                    International visit www.oldrepublic.com





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